EXHIBIT 99.1

KIMCO REALTY COMPLETES PAN PACIFIC ACQUISITION


NEW HYDE PARK, N.Y., Oct. 31 -- Kimco Realty Corporation (NYSE: KIM) and Prudential Real Estate Investors (PREI(R)) announced today the completion of the previously announced acquisition of Pan Pacific Retail Properties, Inc. (NYSE:
PNP) in a transaction with a total value of approximately $4.1 billion. All of Pan Pacific's shares of common stock have been converted into the right to receive approximately $60.24 in cash, including approximately $0.24 in prorated dividends, and 0.2253 shares of Kimco common stock. Kimco has also assumed an aggregate of $630 million in principal amount of Pan Pacific senior notes. The assets of Pan Pacific will be held by a joint venture between Kimco and PREI, the real estate investment advisory business of Prudential Financial, Inc. (NYSE: PRU). PREI will contribute $1.1 billion in equity on behalf of institutional investors in three of its portfolios.

Pan Pacific common stock was delisted from the New York Stock Exchange effective at the close of business on October 30, 2006.

ABOUT KIMCO REALTY CORPORATION

Kimco has specialized in shopping center acquisitions, development and management for over 45 years. Kimco owns and operates the nation's largest portfolio of neighborhood and community shopping centers with interests in 1,326 properties comprising approximately 175.0 million square feet of leasable space located throughout 44 states, Canada, Mexico and Puerto Rico. For further information refer to the Company's web site at WWW.KIMCOREALTY.COM.

Forward-Looking Statements

This press release contains "forward-looking statements" within the meaning of
Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. All statements other than statements of historical facts included in this press release are forward-looking statements. All forward-looking statements speak only as of the date of this press release. Such forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause the actual results, performance, achievements or transactions of Kimco and its affiliates or industry results or the benefits of the proposed merger to be materially different from any future results, performance, achievements or transactions expressed or implied by such forward-looking statements. Such risks, uncertainties and other factors relate to, among others, the marketing and sale of non-core assets by the joint venture between Kimco and PREI and the effects of general and local economic and real estate conditions. Additional information or factors which could impact the companies and the forward- looking statements contained herein are included in each company's filings with the Securities and Exchange Commission. The companies assume no obligation to update or supplement forward-looking statements that become untrue because of subsequent events.

    Contact:
    Kimco Realty Corporation
    Scott Onufrey
    (516) 869-7190
    SONUFREY@KIMCOREALTY.COM